Exhibit 10.12


                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT


         This Amended and Restated Distribution Agreement (the "Agreement") is entered into as of the 1st day of May, 1998 (the "Execution Date") by and among SANO Corporation, a Florida corporation ("SANO"), Pharmaceutical Resources, Inc., a New Jersey corporation ("PRI"), and Par Pharmaceutical, Inc., a New Jersey corporation ("Par").

         WHEREAS, SANO, PRI and Par have previously entered into that certain Amended and Restated Distribution Agreement as of the 28th day of July, 1997 (the "Prior Agreement");

         WHEREAS, SANO, PRI and Par wish to amend and restate their agreement with respect to the subject matter of the Prior Agreement, and supersede the Prior Agreement in its entirety;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

                                    ARTICLE I

                              TERMS AND CONDITIONS

      1.1 Definitions. As used in this Agreement, the following terms shall have the meaning ascribed to them below:

          (a) "Affiliate," as to any Person, shall have the meaning set forth in Rule 405 under the Securities Act of 1933.

          (b) "Costs" shall mean, with respect to production of a Licensed Product, the cost of goods incurred by SANO in the production thereof determined in accordance with generally accepted accounting principles applied on a consistent basis, as determined by SANO's independent certified public accountants; provided, however, that notwithstanding the foregoing, it being the intent of the parties that Costs make SANO whole with respect to all reasonable expenditures related to the Licensed Product, Costs shall include, without limitation, (i) the delivered cost of all ingredients and other raw materials used therein, (ii) a percentage of SANO's overall labor cost equal to the portion which labor hours devoted to the Licensed Product's production bears to total labor hours devoted to all SANO product production, (iii) packaging and other direct manufacturing and quality control costs and (iv) ratably allocated costs of marketing and promotion (if any), product liability insurance and general overhead; provided, further, that, notwithstanding the foregoing, Costs shall not include (i) any cost incurred by SANO in completing the Development Program, (ii) any royalties or similar payments paid or payable by SANO with respect to any Licensed Product, or (iii) any cost specifically related to the distribution of the Licensed Product outside the United States; additionally,
(x) with respect to the transdermal nicotine Licensed Product (generic of Habitrol(R)) described herein as Product B, Costs shall be reduced on a one-time basis by [****], and (y) with respect to the transdermal nitroglycerin product (generic of Nitro Dur(R)) described herein as Product A, Costs shall be reduced on a one-time basis by the sum of the amount set forth as an additional Licensed Product Fee for that Licensed Product pursuant to Section 7.4 hereof.

          (c) "Development Program" shall mean all actions, including, without limitation, research conducted as a part of SANO's pre-clinical and clinical activities, which is required or reasonably necessary to obtain all requisite governmental approvals for the testing, manufacture and sale of Licensed Products during the term of this Agreement.

          (d) "Exclusive" shall mean, with respect to any right herein granted, that no other party shall have such right, directly or indirectly.

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

          (e) "Generic" shall mean, with respect to any drug or product, that such drug or product does not comprise a substance or compound that is covered by a claim under any unexpired U.S. Patent and/or which is not entitled to any period of market exclusivity under the Orphan Drug Act or the Drug Price Competition and Patent Term Restoration Act of 1984 according to 21 U.S.C.A. 355(j)(4)(D)(i)or (ii).

          (f) "Licensed Product" shall mean the Transdermal Generic Drug Delivery Systems listed on Exhibit A hereto. Notwithstanding any references to Product A herein, Licensed Product shall not include the transdermal nitroglycerin product(generic of NitroDur(R)) described as Product A, unless and until (i) SANO obtains approval of its abbreviated new drug application ("ANDA") by the United States Food and Drug Administration ("FDA") covering Product A and
(ii) PRI elects, by written notice, to include Product A as a Licensed Product.

          (g) "Net Sales" shall have the meaning set forth in Exhibit B hereto.

          (h) "Person" shall include any individual, corporation, partnership, association, cooperative, joint venture, or any other form of business entity recognized under the law.

          (i) "Sale" shall mean any action involving selling.

          (j) "SANO's Technology" shall mean any and all data, information, technology, know-how, process, technique, method, skill, proprietary information, trade secret, development, discovery, and inventions, owned or controlled by SANO and specifically related to a Transdermal Generic Drug Delivery System for the Licensed Products now existing or developed in the future under and during the course of the Development Program or otherwise, as well as information related to the manufacture of Licensed Product(s) and specifications and procedures related thereto.

          (k) "Sell" shall mean to, directly or indirectly, sell, distribute, supply, solicit or accept orders for, negotiate for the sale or distribution of, or take any other action that is in furtherance of any of the foregoing.

          (l) "Specifications" shall mean the terms and conditions applicable to the Licensed Product(s) as described in the ANDA approved by the FDA covering the Licensed Product(s), as the same may be supplemented from time to time.

          (m) "Standard Packaging" shall mean a Licensed Product packaged in individual pouches and in individual folding cartons consisting of pouch units per carton reasonably specified by Par and containing any labels and labeling required therefor by the FDA and provided in packages that are appropriate for regulatory and marketing purposes, and produced at a SANO facility in the United States, the grade and quality of the labels, labeling and packaging materials being as specified in the ANDA therefor.

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

          (n) "Transdermal Generic Drug Delivery System" shall mean a generic version of a branded transdermal adhesive patch.

          (o) "United States" shall mean the 50 states of the United States of America, plus the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, Guam, Samoa and any other territory which, on the Execution Date, is a United States government protectorate wherein an ANDA approved by the FDA is required to sell the Licensed Products in such territory.

                                   ARTICLE II

                             REPRESENTATIONS OF SANO

         2.1 SANO represents and warrants as follows:

          2.1.1 Organization, etc. It is duly organized and validly existing under the laws of the State of Florida, has all requisite power and authority to conduct its business as now, and as proposed to be, conducted and to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by SANO and represents a valid and binding obligation enforceable against SANO in accordance with its terms.

          2.1.2 No Conflicts; Consents. Execution and delivery hereof, or performance by SANO hereunder, will not (a) violate or create a default under
(i) SANO's Articles of Incorporation or by-laws (true and correct copies of which have been delivered to Par), (ii) any mortgage, indenture, agreement, note or other instrument to which it is a party or to which its assets are subject or
(iii) any court order or decree or other governmental directive or (b) result in the action of any lien, charge or encumbrance on any material portion of SANO's assets, except as contemplated hereby.

          2.1.3 SANO's Technology. SANO's Technology is, to the best knowledge of SANO, sufficient to enable SANO to complete the Development Program as contemplated hereby. Except as set forth in Schedule 2.1.3, SANO has received no notice, and is not aware, that any portion of SANO's Technology infringes upon the rights of any other Person.

          2.1.4 Development Program. SANO has filed an ANDA with respect to each of the Licensed Products and has no knowledge of any fact or circumstance which is reasonably likely to prevent approval by the FDA, other than general conditions related to the approval process; SANO does not hereby represent or warrant that any Licensed Product will be approved for commercial sale, or will ultimately be marketed.

          2.1.5 Information. All data and other information relating to SANO and/or the Licensed Products provided by SANO, or its agents, to Par was derived from SANO's records (which have been diligently, and to the best of SANO's knowledge, accurately maintained in all material respects) and is an accurate copy or summary thereof in all material respects.

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

          2.1.6 Employees. All key employees of SANO have executed appropriate confidentiality agreements with SANO and assignments of intellectual property rights in favor of SANO. All key employees of SANO have executed appropriate non-compete agreements which, by their terms, extended at least until December 31, 2000.

          2.1.7 Status. SANO represents and warrants to Par that, to the best of its knowledge, information and belief, it is not prohibited by any federal, state or local law, rule or regulation or by any order, directive or policy of the United States government or any state or local government thereof or any federal, state or local regulatory agency or authority having jurisdiction with respect to the distribution of pharmaceutical products within its territorial jurisdiction from selling the Licensed Products within the territorial jurisdiction of such government, regulatory agency or authority (on the assumption that it holds whatever licenses are required for a foreign corporation to carry on business generally within such jurisdiction) and that SANO is not an Ineligible Person or Person from whom any United States federal, state or local government, regulatory authority or agency which purchases pharmaceutical products (including, without limitation, the federal Defense Logistics Agency) will or may not purchase any products manufactured by it or with whom it will or may not otherwise conduct business as a result its being publicly listed or otherwise (except for the fact that it is a foreign corporation).

                                   ARTICLE III

                               OBLIGATIONS OF SANO

         3.1 Level of Effort. SANO shall use its reasonable efforts, including, without limitation, the employment of a sufficient number of technically qualified officers and employees, to attempt to complete the Development Program for each Licensed Product.

         3.2 Progress Reports. SANO shall, on a monthly basis, by the tenth day of each month, inform Par in writing of the progress of the Development Program and the commencement of any project within the Development Program.

         3.3 Program Updates. On a date which shall be approximately three (3) months after the date hereof, and at three-month intervals thereafter, representatives of SANO and of Par shall meet to review the progress and status of the Development Program then underway. At such meetings, Par shall have the right to request the allocation of priorities to the various projects comprising the Development Program and to suggest procedures for their implementation, which requests shall be reasonably considered by SANO.

         3.4 Supply and Use of Information. The parties shall, as promptly as possible, provide to each other any information that comes to the knowledge of a responsible officer of any party relating to any adverse reaction or other adverse event occasioned during research on, development or use of a Licensed
Product. Any provision of information to Par shall be subject to the confidentiality obligations of Section 14.4.

         3.5 Clinical Testing. All pre-clinical, clinical and post-clinical testing and stability testing and other actions, including but not limited to completion of the Development Program, required to obtain all requisite government approvals in the United States for the manufacture and sale of each Licensed Product shall be conducted by SANO, at its expense unless otherwise set forth herein.

         3.6 Governmental Approvals. SANO shall file all appropriate requests and other filings with the appropriate government agencies within the United
States in order to seek to obtain all requisite approvals for the testing, manufacture, sale and use of the Licensed Product(s). The decision regarding the timing of said filings shall be in SANO's sole discretion. SANO shall have full and complete ownership of all governmental approvals relating to Licensed Products. SANO shall provide Par with appropriate sections of and a right of reference to any application for registration in the United States except with respect to those aspects of any formulation or manufacturing process that is reasonably deemed proprietary by SANO.

         3.7 Other Products. SANO shall reasonably apportion or allocate its resources among its products to accommodate the Development Programs for Licensed Products.

         3.8 Title. SANO will protect and defend its rights to all Licensed Products and SANO's Technology, and will indemnify and hold Par, PRI and their Affiliates, harmless, from and against any claims of infringement or other claim that SANO is not the owner thereof.

         3.9 Subsidiaries and Affiliates. SANO will cause its subsidiaries and affiliates to comply with the restrictions and limitations imposed on SANO hereunder with respect to Licensed Products.

                                   ARTICLE IV

                              EXCLUSIVE DISTRIBUTOR

         4.1 Subject to the provisions of this Agreement, SANO hereby appoints Par as the exclusive distributor of the Licensed Products for the United States and Par hereby accepts such appointment and agrees to act as such exclusive distributor. The rights and licenses granted to Par under this Agreement shall henceforth be referred to as "the Right." Par acknowledges that it has no rights with respect to SANO's Technology or the Licensed Products, except for the distribution rights with respect to the Licensed Products as herein described.

         4.2 SANO, or Par, as applicable, covenants and agrees that, during the term of this Agreement or until the Right (or its exclusive nature) is terminated in accordance with the provisions hereof:

          4.2.1 SANO will refer to Par all inquiries concerning potential purchases of Licensed Products received by it from Persons located in the United

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

States or from Persons outside the United States if SANO knows or reasonably suspects that such Person intends to resell or export the Licensed Product to the United States;

          4.2.2 SANO will not, directly or indirectly, knowingly sell any Licensed Product in the United States nor to any Person outside of the United States if SANO reasonably expects that such Person intends to resell or export the Licensed Product to the United States and, if notified by Par that one of SANO's customers is selling the Licensed Product in the United States in any material respect, SANO shall either cease to supply such customer or obtain (and enforce, if necessary) an undertaking from such customer not to sell the Licensed Product in the United States (unless SANO is precluded from taking such action under applicable law). Par acknowledges that SANO will use reasonable efforts to prevent the sale of Licensed Products in United States by Persons other than Par, but shall not be held responsible if, despite such efforts, it is unsuccessful in so doing (subject to its obligations above to cease to supply or to obtain and enforce the undertaking as and to the extent contemplated above).

          4.2.3 Par shall not, and shall not authorize, permit or suffer any of its Affiliates to, purchase any Transdermal Generic Drug Delivery System which has the same strength, contains the same active ingredient and is for the same indication as, and is competitive with, any of the Licensed Products (a "Competitive Product") for distribution, sale or use in the United States from any Person other than SANO. Par shall not, and shall not authorize, permit or suffer any of its Affiliates to, seek regulatory approval in the United States for any Competitive Product or to, directly or indirectly, manufacture, sell, handle, distribute or be financially interested (except as a stockholder with not greater than a 5% interest in a public company) in the sales of such products within the United States for its own account or for the account of any other Person as agent, distributor or otherwise.

          Notwithstanding the foregoing, if Par or PRI becomes an Affiliate of an entity (the "Merger Partner") as a result of a merger, acquisition, or other similar extraordinary corporate transaction, and such Merger Partner is engaged in the manufacture or distribution of a Competitive Product, Par shall so notify SANO and shall offer (the "Offer") to sell, assign and transfer to SANO the Right with respect to the Licensed Product with which such Competitive Product is competitive in exchange for an amount equal to the Licensed Product Fee (as hereinafter defined) for such Licensed Product. If, within thirty (30) days after its receipt of the Offer, SANO accepts the Offer, SANO shall, within fifteen (15) days of such acceptance, deliver to Par, against delivery of appropriate instruments of release and transfer, its promissory note in form and substance reasonably acceptable to Par, payable to the order of Par, in the principal amount of the Licensed Product Fee, bearing interest at the prime rate of Citibank, N.A., as announced from time to time at its offices in New York City (the "Prime Rate"), with interest and principal payable on the first anniversary of the date of delivery of such note. From and after the date of delivery of such note, Par shall have no rights with respect to the relevant Licensed Product and SANO shall be free to grant any rights related thereto to a third party or to retain such rights for itself. If SANO declines to accept the Offer or fails to accept the Offer within the aforesaid 30-day period, this Agreement shall remain in full force and effect, except that the provisions of this Section 4.2.3 shall not apply to that Competitive Product. Par shall notify SANO promptly if any Merger Partner has a Competitive Product.

          4.2.4 Par shall not, and shall not authorize, permit or suffer any of its Affiliates to, directly or indirectly, sell any Licensed Product to any Person outside of the United States, nor to any Person in the United States if Par or any of its Affiliates reasonably expects that such Person intends, directly or indirectly, to sell or export the Licensed Product outside of the United States. If Par is notified by SANO that one of its customers or a customer of Par or any of its Affiliates is exporting the Licensed Product from the United States in any material respect Par shall (or shall cause its Affiliates to) either cease to supply such customer or obtain (and enforce, if necessary) an undertaking from such customer not to sell the Product outside of the United States (unless Par or any such Affiliate is precluded from taking such action under applicable law). SANO acknowledges that Par will use (and will cause its Affiliates to use) reasonable efforts to prevent its customers from exporting any Licensed Product out of the United States but shall not be held responsible if, despite such efforts, it is unsuccessful in so doing (subject to its obligations above to cease to supply or to obtain and enforce the undertaking as and to the extent contemplated above).

          4.2.5 Par shall refer to SANO any inquiry or order for Licensed Products which Par or any of its Affiliates may receive from any Person located outside of the United States and from any Person located in the United States where Par or any of its Affiliates knows or has reason to suspect that such Person intends to export the Licensed Products outside of the United States.

          4.2.6 The parties acknowledge, agree and declare that the relationship hereby established between Par and SANO is solely that of buyer and seller, that each is an independent contractor engaged in the operation of its own respective business, that neither party shall be considered to be the agent of the other party for any purpose whatsoever, except as otherwise expressly indicated in this Agreement, and that, except as otherwise expressly indicated in this Agreement, neither party has any authority to enter into any contract, assume any obligations or make any warranties or representations on behalf of the other party. Nothing in this Agreement shall be construed to establish a partnership or joint venture relationship between or among the parties.

          4.2.7 SANO shall not engage in marketing and promotion of the Licensed Products in the United States unless reasonably requested to do so by Par.

                                    ARTICLE V

                   REPRESENTATIONS OF PAR AND PRI; OBLIGATIONS

         5.1 Par and PRI jointly and severally represent, warrant and covenant as follows:

          5.1.1 Organization, etc. They are duly organized and validly existing under the laws of the State of New Jersey, have all requisite power and authority to conduct their business as now and as proposed to be conducted and

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

to execute, deliver and perform their obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by Par and PRI and represents a valid and binding obligation enforceable against Par and PRI in accordance with its terms.

          5.1.2 No Conflicts; Consents. Execution and delivery hereof, or performance by either Par or PRI hereunder, will not (a) violate or create a default under (i) Par's and PRI's Certificates of Incorporation or by-laws (true and correct copies of which have been delivered to SANO), (ii) any mortgage, indenture, agreement, note or other instruments to which either is a party or by which either's assets are subject or (iii) any court order or decree or other governmental direction or (b) result in the action of any lien, charge or encumbrance on any material portion of Par's and PRI's assets.

          5.1.3 Information. All data and other information relating to Par and PRI provided to SANO by Par and PRI, or their agents, was derived from Par's and PRI's records (which have been diligently maintained) and is an accurate copy or summary thereof in all material respects.

          5.1.4 Sufficiency. Par maintains and agrees that it will continue to maintain those places of business and equipment to be used in storing and shipping the Licensed Products in accordance with Current Good Manufacturing
Practices of the FDA and all other applicable requirements of the FDA (as the same may be modified from time to time). Par hereby further represents and warrants that it currently has and/or has available to it and maintains and agrees to continue to have and/or to have available to it and maintain an adequate marketing organization and qualified sales persons to promote the sale of the Licensed Products in the United States.

         5.2 Par shall purchase the Licensed Products from SANO as contemplated in Article VI hereof.

         5.3 Par will use its reasonable efforts (utilizing its marketing, distribution and management systems and those of its Affiliates) to develop a market for and sell the Licensed Products in the United States, such efforts to be not less rigorous than those efforts used by Par in relation to its leading or principal products. Par shall devote particular attention to the marketing and sale of the Licensed Products and shall use its resources in a way it deems most effective in promoting the Licensed Products given market conditions.

         5.4 Par shall have sole discretion in setting the sales price for the sale of the Licensed Products, provided that Par shall not specifically discount the price of the Licensed Products for the benefit of Par or any of its Affiliates' other products or to otherwise use the Licensed Products as a loss leader or incentive to procure the sale of Par's or any of its Affiliates' other products. Rebate and other discount programs (excluding any program where the price of the Licensed Products are discounted primarily for the benefit of enhancing the sale of Par's or any of its Affiliates' other products) generally available to Par's customers on the purchase of pharmaceutical products shall not be prohibited by this Section 5.4, provided that such programs shall be in accordance with industry standards for comparable products and shall be designed to promote the sale of the Licensed Products and not other products.

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

         5.5 Par shall comply with all applicable laws, rules and regulations relating to transporting, storing, advertising, promoting and selling of the Licensed Products within the United States and shall assume sole responsibility for all credit risks and collection of receivables with respect to Licensed Products sold by it and its Affiliates, and, except as expressly provided herein, in respect of all dealings between itself (and its Affiliates) and its (and their) customers.

         5.6 Par shall notify SANO promptly upon becoming aware of any adverse information relating to the safety or effectiveness of a Licensed Product and shall consult from time to time with regard to competition or potentially competitive products.

         5.7 Par hereby further represents and warrants to SANO that, to the best of its knowledge, information and belief, neither it nor any of its Affiliates is prohibited by any federal, state or local law, rule or regulation or by any order, directive or policy of the United States government or any state or local government thereof or any federal, state or local regulatory agency or authority having jurisdiction with respect to the distribution of pharmaceutical products within its territorial jurisdiction from selling the Licensed Products within the territorial jurisdiction of such government, regulatory agency or authority and that neither Par nor any of its Affiliates is a Person who, by public notice, is listed by a United States federal agency as debarred, suspended, proposed for debarment or otherwise ineligible for federal programs in the United States (an "Ineligible Person") or Person from whom any United States federal, state or local government, regulatory authority or agency which purchases pharmaceutical products (including, without limitation, the federal Defense Logistics Agency) will or may not purchase any products or with whom it will or may not otherwise conduct business as a result of any of its Affiliates or Par being publicly listed or otherwise.

                                   ARTICLE VI

                                    DELIVERY

         6.1 Licensed Products shall be made available to PRI for pickup ready for shipment in Standard Packaging, or as otherwise permitted by the FDA, at SANO's facilities located in Plantation, Florida, or such other facilities in the continental United States as SANO may utilize with the consent of Par, which consent shall not be unreasonably withheld or delayed, and SANO shall use its reasonable efforts to make available to Par sufficient quantities of the Licensed Products to satisfy orders for the Licensed Products. SANO shall be solely responsible for the contents of the labels and artwork on all finished labeled products sold by PRI and its Affiliates. SANO shall provide all Standard Packaging for the Licensed Products.

         6.2 To assist SANO in scheduling production for the manufacture of the Licensed Products, Par shall provide to SANO, quarterly, a nine month rolling forecast of its requirements for a Licensed Product. The first forecast shall be provided by Par to SANO approximately six months prior to the anticipated market launch of a Licensed Product, as reasonably estimated by the parties, and thereafter shall be provided to SANO on or before the 20th day of the first

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

month of each successive quarterly period (to forecast the requirements for the next nine succeeding calendar months). It is understood and agreed that all forecasts are estimates only and Par shall only be bound to purchase the Licensed Products pursuant to purchase orders submitted by it to SANO. All purchase orders shall be for minimum batch size quantities reasonably agreed by the parties and shall anticipate an order/production/availability cycle of approximately twelve weeks during the first two contract years (as defined below) of this Agreement and an order/production/availability cycle of approximately sixteen weeks thereafter.

         6.3 Par shall arrange for shipping and/or transportation of the Licensed Products from SANO's facility to Par's Spring Valley, New York facility and pay all shipping and related costs. Risk of loss and title to the Licensed Product(s) shall pass to Par upon pick-up of the Licensed Products by, on behalf of or for the account of Par at SANO's facility.

          6.3.1 SANO shall promptly notify Par by both fax and telephone that any order (or part thereof acceptable to Par) is available for pick-up at SANO (this notice shall hereafter be referred to as the "Availability Notice").

          6.3.2 Par shall use reasonable and good faith efforts to pick up the Licensed Products that are the subject of an Availability Notice within ten (10) business days of receipt of the Availability Notice; provided that, if such pickup has not occurred on or prior to the expiry of such ten day period, Par shall, for purposes of its payment obligations to SANO pursuant to Section 7.2 below, be deemed to have picked up the Licensed Products which are the subject of the Availability Notice on the last business day of such ten-day period. If the Licensed Products in question have not been picked up by or on behalf of Par within twenty (20) business days of an Availability Notice, SANO may, but shall not be obligated to, cause the Licensed Products to be delivered to Par's Spring Valley, New York, facility by truck or other overland delivery at Par's sole cost and expense and risk of loss and title to the Products shall pass to Par upon pickup of the Products at SANO's facility in the same manner as if the pickup had been effected by Par itself, provided that SANO shall provide for the Licensed Products to be insured during transit in a commercially reasonable manner at Par's sole cost and expense.

                                   ARTICLE VII

                           PAYMENTS AND PAYMENT TERMS

         7.1      [INTENTIONALLY OMITTED]

         7.2 Price. The price to PRI for each order, or part thereof reasonably acceptable to PRI as contemplated in Section 8.2(d), of Licensed Products made available to PRI hereunder shall be SANO's Costs related to such order or part thereof. Par shall also pay to SANO any applicable federal or state sales or excise tax payable on the purchase of such Licensed Products, which payment shall be remitted with the payment of the price as contemplated in Section 7.3 below and upon payment thereof by Par to SANO, SANO shall be solely responsible for remitting the amount so paid on account of such taxes to the relevant

         CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION



governmental collecting authorities. Promptly upon Par's request, SANO shall provide Par with reasonable evidence of such direct costs and applicable taxes and payment of such taxes.

         7.3 Payment Terms. Payment for each order of Licensed Products made available by SANO for pick-up by Par shall be due within 35 days of pick-up (whether actual or deemed pursuant to Section 6.3.2) by Par at SANO's facility.

         7.4 Additional Licensed Product Fee. Upon request by SANO, Par will remit up to an aggregate of [****] to fund skin irritation studies required by the FDA for any of the Licensed Products. Such request shall specify the amount to be paid for the specific Licensed Product which is the subject of such study or studies, and the amount so paid by Par shall be deemed an addition to and part of the Licensed Product Fee for such Licensed Product.

         7.5 Additional Consideration. Par shall pay to SANO the Additional Consideration described in Section 11.1 and Schedule B hereto, in accordance with the provisions of said Section 11.1.

                                  ARTICLE VIII

                               PRODUCT ACCEPTANCE

         8.1 SANO shall manufacture the Licensed Products and make them available for pickup by Par in accordance with all applicable laws, rules and regulations including, without limitation, the Specifications applicable to the Licensed Product in question, Current Good Manufacturing Practices of the FDA (as the same may change from time to time) and all other applicable requirements of the FDA and other governmental authorities having jurisdiction.

         8.2 All Licensed Products made available for pick up by Par shall be accompanied by quality control certificates of analysis signed by a duly authorized laboratory official of SANO confirming that each batch of Licensed Product covered by such certificate meets its release Specifications and shall be deemed accepted by it unless Par, acting reasonably and in good faith, shall give written notice of rejection (hereafter referred to as a "Rejection Notice") to SANO within 35 days after pick up of the Licensed Products by, on behalf of or for the account of Par at SANO's facility.

          (a) The Rejection Notice shall state in reasonable detail (sufficient to enable SANO to identify the nature of the problem and the tests or studies to be conducted by or on its behalf to confirm or dispute same) the reason why the Licensed Products are not acceptable to Par. If the Licensed Products meet the applicable provisions of Section 8.1 and are in quantities specified in a purchase order, Par shall not be entitled to reject them. Any Rejection Notice shall be accompanied by copies of all written reports relating to tests, studies or investigations performed to that date by or for Par on the Licensed Product batch rejected.

          (b) Upon receipt of such Rejection Notice, SANO may require Par to return the rejected Licensed Products or samples thereof to SANO for further testing, in which event such Licensed Products or samples thereof, as the case may be, shall be returned by Par to SANO or, at SANO's direction, at SANO's expense. If it is later determined by the parties or by an independent laboratory or consultant that Par was not justified in rejecting the Licensed Products or that Par or its Affiliates were the cause of or were responsible for the problem, Par shall reimburse SANO for the costs of the return, as well as any other costs or expenses incurred by SANO as a result of the rejection or return.

          (c) Par's test results or basis for rejection shall be conclusive unless SANO notifies Par, within 30 days of receipt by SANO of the rejected Licensed Products or samples or such longer periods of time as may be reasonable in the circumstances to enable SANO to conduct (and receive the results of) the appropriate tests, studies or investigations which SANO should reasonably conduct to confirm the problem in question and to identify the source thereof, that it disagrees with such test results or its responsibility for the problem in question. In the event of such a notice by SANO, representative samples of the batch of the Licensed Product in question shall be submitted to a mutually acceptable independent laboratory or consultant (if not a laboratory analysis issue) for analysis or review, the costs of which shall be paid by the party that is determined by the independent laboratory or consultant to have been responsible for the rejection.

          (d) If a Licensed Product is rejected by Par, Par's duty to pay the amount payable to SANO pursuant to Section 7.2 hereof in respect of the rejected Licensed Product shall be suspended until such time as it is determined (i) by an independent laboratory or consultant that the Licensed Product in question should not have been rejected by Par or (ii) by the parties or by any arbitration conducted pursuant hereto or by a final order of a court of competent jurisdiction (which is not subject to further appeal) that any act or omission of, on behalf of or for which Par or its Affiliates is responsible was the cause of the problem that was the basis for the rejection. If only a portion of an order is rejected, only the duty to pay the amount allocable to such portion shall be suspended.

        8.3 In the event any Licensed Products are appropriately rejected by Par (being Licensed Products that do not meet the applicable provisions of Section
8.1 other than as a result of any act or omission by Par or its Affiliates), SANO shall replace such Licensed Products with conforming goods or, if requested by Par, shall provide a credit to Par for the amount, if any, previously paid by Par to SANO on account of the Licensed Products in question. The credit shall be provided by SANO to Par immediately following the expiry of the period during which SANO may dispute a Rejection Notice as contemplated in Section 8.2(c) above (unless the Rejection Notice is disputed by SANO, in which event such credit shall be given only if the dispute is resolved in favor of Par). Replacement Licensed Products, as aforesaid, shall be delivered to Par at no cost to Par if Par has already paid for the rejected Licensed Products and not received a credit therefor, as aforesaid. All delivery costs, including insurance, incident to the return of Licensed Products to SANO and delivery of the replacement Licensed Products to Par's Spring Valley facility shall be paid by SANO, unless the rejection is determined not to have been appropriately rejected, in which case the last sentence of Section 8.2(a) shall apply.


                                   ARTICLE IX

                             RETURNS AND ALLOWANCES

        9.1 Returns. If Par, acting reasonably and in good faith, accepts from a customer a return of a Licensed Product and issues to such customer a credit for the invoice price thereof, Par may debit against the amount of Additional Consideration, as hereinafter defined, due to SANO with respect to Net Sales, as hereinafter defined, in the month in which such return occurs, any Gross Profit, as hereinafter defined, previously paid, credited or due to SANO in respect of the sale of such returned Licensed Product.

        9.2 Handling of Returns.

          (a) In the event any Licensed Product is returned to Par by its customers because the Licensed Product is alleged to be defective and Par reasonably believes that such defect is due to the fault of SANO, Par shall notify SANO within ten (10) working days of any such return and provide or make available to SANO such samples (if available) and other information concerning the returned Licensed Product so as to allow SANO to test and evaluate the allegedly defective Licensed Product. Par shall retain a sufficient number of samples of the allegedly defective Licensed Product so that additional samples are available at a later date should additional testing be required by an independent testing laboratory as described in Section 9.3(b) below, or by Par or SANO for their own purposes. If not enough samples exist to be so divided, then the parties shall confer and reach agreement as to the handling of any available samples.

          (b) SANO shall complete its review and evaluation of the returned Licensed Product within twenty (20) business days of receiving the returned Licensed Product from Par or such longer period of time as may be reasonable in the circumstances to enable SANO to conduct or cause to be conducted such tests, studies or investigations (and to receive the results therefrom) as may be required to confirm or dispute the existence of the problem or to identify the cause or source thereof.

         9.3    Costs and Credits.

          (a) If  SANO  concludes  or it is  otherwise  determined  pursuant  to
Section 9.3(b) hereof that the returned Licensed Product is defective due to the fault of SANO:

              (i) any replacement Licensed Product to be provided by SANO in respect of the returned Licensed Product shall be made available to Par without charge or appropriate credit shall be given therefor (giving account to any adjustment made pursuant to Section 9.1 hereof);

              (ii) all delivery costs, including insurance, incident to the delivery of the replacement Licensed Products to Par's Spring Valley facility shall be paid by SANO or appropriate credit shall be given therefor; and

              (iii) SANO shall provide a credit to Par for the reasonable costs incurred by Par (or where the duty has been performed by an Affiliate, pursuant to the provisions of this Agreement, for the reasonable costs incurred by such Affiliate) in respect of the defective Licensed Product.

              (b) If SANO asserts that the returned Licensed Product is defective due primarily to any act or omission of Par or its Affiliates or any agents or other persons acting on their behalf as aforesaid, then representative samples of the Licensed Products shall be submitted to a mutually acceptable independent laboratory or consultant (if not a laboratory analysis issue) for analysis or review, the costs of which shall be paid by the party determined by the independent laboratory or consultant to have been responsible.

              (c) If it is determined in accordance with Section 9.3(b) above that any such defect is primarily due to any act or omission by Par, then no credit or other payment of costs shall be due from SANO, and Par shall reimburse SANO for all costs and expenses it incurred in connection with the return and investigation.

              (d) If it is determined in accordance with Section 9.3(b) above that no such defect exists or, if existing, cannot be attributable primarily to an act or omission of either party, then any replacement Licensed Product in respect of the returned Licensed Product shall be made available to Par without additional charge or appropriate credit, if any, shall be given therefor, but no other credits or payments of costs shall be due from SANO.

           9.4 Par acknowledges that the Licensed Products may be of a perishable nature and that the Licensed Product must be stored and shipped in accordance with the Specifications applicable thereto (to the extent disclosed in writing to Par or its Affiliates) or the conditions, if any, set forth on its package label.

           9.5 Par agrees to notify SANO of any customer complaints with respect to the quality, nature or integrity of a Licensed Product or alleged adverse-drug experiences ("ADE") within five (5) working days of their receipt by Par and of any Par or FDA complaints within 24 hours, except on weekends and holidays. SANO shall have the sole and primary obligation to file any required adverse experience report with FDA. SANO shall also be responsible for maintaining complaint files as required by FDA regulations. SANO agrees to investigate and respond in writing to any complaint or ADE forwarded to it by Par promptly and in no event later than 30 days after receipt of the ADE or complaint from Par (or such longer period as may be required in the circumstances to enable SANO to conduct such tests, studies or investigations as may be reasonably required [and to receive the results therefrom] to enable SANO to appropriately respond). SANO shall provide Par with a copy of any correspondence, reports, or other documents relating to a complaint or ADE within a reasonable period following generation of such document by SANO.

           9.6 The provisions of this Article 9 shall survive the termination or expiration of this Agreement.

                                    ARTICLE X

                     DAMAGES, INDEMNIFICATION AND INSURANCE

          10.1 Subject to the limitations set forth in this Article X and to the other provisions of this Agreement, SANO, on the one hand, and Par, on the other hand, covenant and agree to indemnify and save harmless the other of them from and against any and all claims, demands, actions, causes of action, suits, proceedings, judgments, damages, expenses (including reasonable attorney fees and expenses), losses, fines, penalties and other similar assessments (the "Damages") relating to or arising out of a breach by any such party of any of its representations, warranties, covenants or agreements contained herein;
provided  that,  except  where the  breach  arises  out of a  representation  or warranty made by a party in this Agreement being intentionally false or inaccurate, or constitutes a willful material breach by a party of any of its duties or obligations hereunder, the claim of an aggrieved party for Damages arising out of the breach shall be limited to claiming the amounts owing or payable to it in accordance with the provisions of this Agreement and any out-of-pocket costs and expenses (including amounts paid or payable by it to third parties, other than re-procurement costs [except to the extent contemplated in Section 14.3 hereof] which it has incurred and the aggrieved party shall not be entitled to recover from the defaulting or breaching party any lost profits or consequential or punitive damages, including loss or damage to its goodwill or reputation. For purposes of this Agreement where Par is in breach of its duties or obligations hereunder and such duties or obligations, if delegated by Par to any of its Affiliates, could reasonably be performed by such Affiliate and Par has either not delegated such duty or obligation to such Affiliate or such Affiliate has either refused to perform or willfully breached such duty or obligation then Par shall be deemed to have willfully breached such duty or obligation hereunder. Similarly, whenever in this Agreement Par is required to cause any of its respective Affiliates to do or to refrain from doing any thing herein provided and such Affiliate refuses to do or refrain from doing such thing or otherwise willfully breaches the provision herein contemplated (on the assumption that such Affiliate were bound by the provision herein contemplated as if a signatory hereto) then Par will be deemed to have willfully breached the provision of this Agreement in question.

           10.2 In the event that the release of a Licensed Product by Par or its Affiliates in the United States results in a third party claim:

              (a) to the extent that the Damages awarded or incurred relate to or arise out of the safety or effectiveness of the Licensed Product or the manufacturing, packaging, labeling, storage or handling of the Product by SANO, SANO shall be responsible therefor and shall indemnify and hold Par harmless from and against all such damages; and

              (b) to the extent that the Damages awarded or incurred relate to or arise out of the transportation, storage, handling or selling of the Licensed

Product by Par or its Affiliates, then Par shall be responsible therefor and shall indemnify and hold SANO harmless from and against all such damages.

         Upon the assertion of any third party claim against a party hereto that may give rise to a right of indemnification under this Agreement, the party claiming a right to indemnification (the "Indemnified Party") shall give prompt notice to the party alleged to have the duty to indemnify (the "Indemnifying Party") of the existence of such claim and shall give the Indemnifying Party reasonable opportunity to control, defend and/or settle such claim at its own expense and with counsel of its own selection; provided, however, that the Indemnified Party shall, at all times, have the right fully to participate in such defense at its own expense and with separate counsel and, provided, further, that both parties, to the extent they are not contractually or legally excluded therefrom or otherwise prejudiced in their legal position by so doing, shall cooperate with each other and their respective insurers in relation to the defense of such third party claims. In the event the Indemnifying Party elects to defend such claim, the Indemnified Party may not settle the claim without the prior written consent of the Indemnifying Party. The Indemnifying Party may not settle the claim without the prior written consent of the Indemnified Party unless, as part of such settlement, the Indemnified Party shall be unconditionally released therefrom or the Indemnified Party otherwise consents thereto in writing. If the Indemnifying Party shall, within a reasonable time after such notice has been given, fail to defend, compromise or settle such claim, then the Indemnified Party shall have the right to defend, compromise or settle such claim without prejudice to its rights of indemnification hereunder. Notwithstanding the foregoing, in the event of any dispute with respect to indemnity hereunder, each party shall be entitled to participate in the defense of such claim and to join and implead the other in any such action.

         In addition to the foregoing, SANO will defend, at its sole cost and expense, its rights with respect to the Licensed Products and Par's rights to distribute the Licensed Products hereunder against any claim, action, suit or proceeding ("Action") by any third party asserting prior or superior rights with respect to the Licensed Product, product infringement or similar claims (other than as may be based on acts of Par not contemplated herein or authorized hereby) and shall indemnify and hold Par and its affiliates harmless from the cost of the defense thereof. Par shall, at all times, have the right fully to participate in such defense at its own expense. SANO shall control such defense and shall, in its reasonable discretion, defend or settle such Action; provided that, notwithstanding the foregoing SANO shall not enter into any settlement or compromise of any such Action which requires Par or any of its Affiliates to make payments of any kind without the prior written consent of Par or an unconditional release of Par and its Affiliates with respect to the subject matter of such Action. The provisions of this paragraph should not be construed as requiring SANO to bear any damages, judgments or other liabilities entered against Par in any such Action, provided that the foregoing shall not be construed as or deemed a waiver of any rights Par may have against SANO as a result of such Action hereunder, at law or otherwise, and all of such rights, if any, are expressly reserved.

         10.3 Insurance. Each of SANO and Par shall carry product liability insurance in an amount at least equal to Ten Million Dollars ($10,000,000) with an insurance carrier reasonably acceptable to the other party, such insurance to be in place at times reasonably acceptable to the parties, but not later than the date of the first commercial sale of a Licensed Product. Each party shall promptly furnish to the other evidence of the maintenance of the insurance required by this Section 10.3 and shall name the other as an "additional insured" under such insurance policy. Each party's coverage shall (i) include broad form vendor coverage and such other provisions as are typical in the industry and (ii) name the other party as an additional insured thereunder. SANO shall carry clinical testing insurance in an amount and at times reasonably acceptable to the parties.

         10.4 Survival. The provisions of this Article X shall survive the termination or expiration of this Agreement, provided that the requirement to maintain the insurance contemplated in Section 10.3 above shall only survive for a period of 36 months from the effective date of termination or expiration of this Agreement.

                                   ARTICLE XI

              ADDITIONAL CONSIDERATION, REPORTING AND VERIFICATION

         11.1 Additional Consideration. As additional consideration for SANO entering into this Agreement and permitting Par to sell the Licensed Products in the United States in accordance with the provisions hereof, Par agrees to pay to SANO the additional amounts more particularly described in Exhibit B to this Agreement in respect of the aggregate Gross Profit (as that term is defined in Exhibit B) of the Licensed Products. The amount payable to SANO determined in accordance with Exhibit B is herein and in Exhibit B annexed hereto referred to as the "Additional Consideration." Par shall pay to SANO, monthly, on the seventh day of each month, commencing on the seventh day of the third month after the month in which sales of the Licensed Products commence, the Additional Consideration payable to SANO in respect of the Net Sales of the Licensed Products made by Par and its Affiliates during the third preceding month. For greater certainty, examples of what constitutes the "third preceding calendar month" are contained in Exhibit B annexed hereto. The consideration payable to SANO pursuant to this Article XI shall be paid to it as part of the sale price of the Licensed Product from SANO to Par and shall not be treated as a royalty or similar payment.

         11.2     Reporting and Information Obligations of Par.

              (a) Approved Contracts. Par shall provide to SANO, monthly, within seven days of the expiry of each calendar month during the term hereof, a copy of each Approved Contract (as hereinafter defined), entered into by Par with its customers during the immediately preceding month irrespective of whether a copy of such contract had previously been forwarded to SANO. If the Approved Contract has a term of less than 18 months, Par may delete (e.g., by blacking out) any information in the Approved Contract that tends to indicate the identity or location of the Par customer; provided, however, that Par marks each such Approved Contract with a unique customer code relative to the customer that is the party to that Approved Contract.

              (b) Net Sales and Gross Profits. Par shall report to SANO monthly, on the 7th day of each calendar month during the term hereof and for 12 months after the termination hereof:

                   (i) a sales summary, in the form annexed hereto as Exhibit C, showing all sales of the Licensed Products made by Par and its Affiliates during the immediately preceding calendar month;

                   (ii) a detailed statement showing all returns and all credits, rebates, allowances and other debit and credits relevant to the calculation of Net Sales and Gross Profits (as those terms are defined in Exhibit B annexed hereto) for the immediately preceding calendar month together with copies of all documentation to support allowable adjustments used in computing Net Sales during the period in question;

                   (iii) a certificate  signed by the Chief Financial Officer of
              Par certifying that, to the best of his knowledge, information and belief, after reasonable investigation, the foregoing statements contemplated in (i) and (ii) above are true and correct and do not omit any material information required to be provided pursuant to this Section 11.2(b) and

                   (iv)  a  summary  of  the   calculation   of  the  Additional
              Consideration payable to SANO on such date.

         For purposes of this Agreement a sale shall be considered to have been made at the time the Product(s) are shipped to the customer.

         11.3 Par shall make available for inspection by SANO at Par's facilities and shall cause its Affiliates to make available for inspection by SANO at their respective facilities, promptly following a reasonable request therefor, such additional information concerning any sales (including, without limitation, in respect of any sale, the date of the shipment, the code number of the customer [or the name of the customer in the case of a customer disclosed to SANO pursuant to Section 11.2(a) hereof and an Approved Contract], the number of units of each Licensed Product in each dosage involved (broken down by container size per Product, and the invoice price charged by Par or its Affiliates), credits, returns, allowances and other credits and debits previously reported to SANO pursuant to Section 11.2(b)(ii) hereof or with respect to Approved Contracts previously reported to SANO pursuant to Section 11.2(a) hereof as SANO may reasonably require from time to time (except information concerning the identity or location of a customer where Par is not already required to disclose that information to SANO pursuant to Section 11.2(a) hereof) to enable SANO to confirm or reconcile the amounts which are or were to have been paid to it pursuant to this Agreement (without the need to audit the books and records of Par or its Affiliates pursuant to Section 11.4 hereof).

         11.4 Par shall keep and shall cause its Affiliates to keep complete and accurate records and books of account containing all information required for

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the  computation  and  verification of the amounts to be paid to SANO hereunder.
Par further agrees that at the request of SANO, it will permit and will cause its Affiliates to permit one or more accountants selected by SANO, except any to whom Par or such Affiliate has some reasonable objection, at any time and from time to time, to have access during ordinary working hours to such records as may be necessary to audit, with respect to any payment report period ending prior to such request, the correctness of any report or payment made under this Agreement, or to obtain information as to the payments due for any such period in the case of failure of Par to report or make payment pursuant to the terms of this Agreement. Such accountant shall not disclose to SANO any information relating to the business of PRI except that which is reasonably necessary to inform SANO of:

                   (i) the accuracy or inaccuracy of Par's reports and payments;

                   (ii) compliance or  non-compliance  by Par with the terms and conditions of this Agreement; and

                   (iii) the extent of any such  inaccuracy  or  non-compliance;
              provided, that if it is not reasonably possible to separate information relating to the business of Par from that which is reasonably necessary to so inform SANO, the accountant may disclose any information necessary to so inform SANO and SANO shall retain all other information disclosed as confidential.

         Par shall provide and shall cause its Affiliates to provide full and complete access to the accountant to Par's and such Affiliates' pertinent books and records and the accountant shall have the right to make and retain copies (including photocopies). Should any such accountant discover information indicating inaccuracy in any of Par's payments or non-compliance by Par or its Affiliates with any of such terms and conditions, and should Par fail to acknowledge in writing to SANO the deficiency or non-compliance discovered by such accountant within ten (10) business days of being advised of same in writing by the accountant, the accountant shall have the right to deliver to SANO copies (including photocopies) of any pertinent portions of the records and books of account which relate to or disclose the deficiency or non-compliance (to the extent not acknowledged by Par). In the event that the accountant shall have questions which are not in its judgment answered by the books and records provided to it, the accountant shall have the right to confer with officers of Par or such Affiliate, including Par's or such Affiliate's Chief Financial Officer. If any audit under this Section shall reveal an underpayment or understatement of the amount payable to SANO by more than $10,000.00 for any period in question, Par shall reimburse SANO for all costs and expenses relating to such investigational audit. SANO shall only have the right to audit such books and records of Par and its Affiliates pursuant to this Section 11.4 no more often than twice in any contract year unless earlier in such contract year or in any of the prior three contract years such investigation revealed a discrepancy of more than $10,000.00, as aforesaid, in which case SANO shall have the right to audit such books and records three times in such contract year. For purposes of this Agreement, a contract year shall be a period of twelve months commencing on either the date of this Agreement or on an anniversary thereof. Unless the disclosure of same is reasonably required by SANO in connection with any litigation or arbitration arising out of such audit, the accountant shall

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

not reveal to SANO the name or address (or other information reasonably tending to identify the location of a customer) of any customer of Par or its Affiliates [other than one whose name has been disclosed to SANO pursuant to Section 11.2 hereof], but shall identify such customer to SANO, if necessary, by the customer code number used by Par in its reporting obligations to SANO [and Par and its Affiliates shall make such information known to the accountant]. Par may, as a condition to providing any accountant access to its books and records (or those of its Affiliates), require SANO to execute a reasonable confidentiality agreement consistent with the terms of this Section 11.4.

         11.5 Except as specifically set forth to the contrary, all payments to be made under this Agreement shall bear interest equal to two percent above the prime rate as quoted by Citibank N.A., New York, New York, calculated daily (as at the close of business on each such day) and compounded monthly, from the day following the day the payment is due until the date on which it is paid. Any adjustment to the prime rate as quoted by Citibank N.A. from time to time shall result in a corresponding adjustment to the rate of interest payable hereunder, the rate of interest quoted by Citibank N.A. at the close of business on each day to be the rate applicable for such day.

         11.6 The obligation of Par to make the payments contemplated in Section
11.1 and to provide the reports and information contemplated in Sections 11.2 and 11.3 and the right of SANO to conduct its audits or investigations pursuant to Section 11.4 hereof shall survive the termination or expiration of this Agreement and shall apply to all Licensed Products made available to Par by SANO prior to the effective date of the termination or expiration of this Agreement (or made available to Par after such date pursuant to any provision of this Agreement) notwithstanding that such Licensed Products may have been resold by Par or its Affiliates to its or their customers after the effective date of termination or expiration. For greater certainty, the parties acknowledge and agree that it is their intention that Par pay to SANO the Additional Consideration applicable to Net Sales of all Licensed Products supplied by SANO to Par pursuant to this Agreement (in respect of which the purchase price charged by SANO to Par therefor [whether paid or owing] was determined in accordance with the provisions of Section 7.2 hereof or was provided to Par free of such charge pursuant to any other provision of this Agreement) irrespective of whether such Licensed Product is resold by Par or its Affiliates prior to or subsequent to the effective date of termination or expiration of this Agreement and that SANO's rights pursuant to Section 11.4 hereof shall continue for a period of twelve (12) months following the final sale of all such Licensed Products.

         11.7 Par shall have the right, upon reasonable advance written notice to SANO, to inspect SANO's facilities at which the Licensed Products are being manufactured to monitor compliance by SANO with FDA Good Manufacturing Practices and to otherwise confirm that the Licensed Products are being manufactured in accordance with their respective Specifications. Similarly, SANO shall have the right, upon reasonable advance written notice to Par to inspect those facilities of Par and any of its Affiliates which are used in the storage of any of the Licensed Products to ensure compliance by Par or such Affiliate with FDA Good Manufacturing Practices and to otherwise ensure that the Licensed Products do not cease to meet their Specifications as a result of any storage or shipping conducted by Par or its Affiliates. SANO shall cooperate with Par in providing access to its facilities and Par shall cooperate and shall cause its Affiliates

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

to cooperate in providing access to SANO to its facilities and those of its Affiliates used as aforesaid.

         11.8 SANO shall keep complete and accurate records and books of account containing all information required for the computation and verification of SANO's Costs as contemplated in Section 7.2 hereof with respect to the Licensed Product(s) made available to Par by SANO pursuant hereto. SANO further agrees that at the request of Par it will permit one or more accountants selected by Par except any to whom SANO has some reasonable objection, to have access during ordinary working hours to such books and records as may be necessary to audit the amounts previously charged by SANO to Par pursuant to Section 7.2 hereof. Such accountant shall not disclose to Par any information relating to the business of SANO except the accuracy or inaccuracy of SANO's previously reported charges and the amount, if any, that Par may have been overcharged or undercharged with respect to Licensed Products made available to it. Should any such accountant discover information indicating that Par has been overcharged for Products made available to it, and should SANO fail to acknowledge in writing to Par the inaccuracy discovered by such accountant within ten (10) business days of being advised of same in writing by the accountant, the accountant shall have the right to make and retain copies (including photocopies) of any pertinent portions of the records and books of account which relate to or disclose the inaccuracy (to the extent not acknowledged by SANO). SANO shall provide full and complete access to the accountant to SANO's pertinent books and records. In the event that the accountant shall have questions which are not in its judgment answered by such books and records, the accountant shall have the right to confer with officers of SANO, including SANO's Chief Financial Officer. If any audit under this Section shall reveal an overstatement of the amount payable to SANO by more than $10,000.00 for the Licensed Products in question, SANO shall reimburse Par for all costs and expenses relating to such investigation/audit. It is understood and agreed that Par shall only have the right to audit such books ad records of SANO pursuant to this Section 11.8 no more often than twice in any contract year unless earlier in such contract year or in any of the prior three contract years such investigation revealed a discrepancy of more than $10,000.00, as aforesaid, in which case Par shall have the right to audit such books and records three times in such contract year. Unless the disclosure of same is reasonably required by Par in connection with any litigation or arbitration arising out of such audit, the accountant shall not reveal to Par the name or address (or other information reasonably tending to identify the location of a supplier) of any supplier of materials to SANO in the manufacturing or packaging of the Licensed Products (but shall identify such supplier to Par if necessary, by a code name or number supplied by such accountant) or the name of or financial information relating to any employee of SANO. SANO may, as a condition to providing any accountant
access  to  its  books and   records,   require  Par  to  execute  a  reasonable
confidentiality agreement consistent with the terms of this Section 11.8. The rights of Par pursuant to this Section 11.8 shall survive the termination or expiration of this Agreement for a period of one year.

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

                                   ARTICLE XII

                             RIGHT OF FIRST REFUSAL

         12.1 Right of First Refusal. During the term hereof, Par shall have the right of first refusal to distribute the Licensed Products in the State of Israel, on a product by product basis, in accordance with the following procedures.

         12.2 Procedures. For each Licensed Product with respect to which SANO proposes to enter into a distribution agreement in Israel with a third party, SANO shall communicate to Par in writing a reasonably detailed description of the provisions of such agreement (a "Proposed Israeli Distribution Agreement"). Within 30 days of its receipt of a Proposed Israeli Distribution Agreement (the "Acceptance Period"), Par shall notify SANO whether it wishes to enter into an agreement with SANO on such terms. If Par notifies SANO within the Acceptance Period that it wishes to do so, Par and SANO will enter into a distribution agreement on such terms. If Par fails to notify SANO of its election to enter into such an agreement within the Acceptance Period, SANO may enter into a license or distribution agreement with respect to such Licensed Product with a third party on substantially the same terms as set forth in the Proposed Israeli Distribution Agreement and Par's rights under this Article XII will terminate. SANO may not enter into such an agreement with a third party on terms substantially different from those set forth in the relevant Proposed Israeli Distribution Agreement without first offering such terms to Par for a period of thirty days. If SANO shall not enter into the Proposed Israeli Distribution Agreement within 30 days following the expiration of the Acceptance Period or any extension thereof as set forth in the preceding sentence, SANO's execution of any such Agreement or any other Proposed Israeli Distribution Agreement shall again be subject to Par's rights under this Article XII. Each Proposed Israeli Distribution Agreement for each Licensed Product shall be subject to Par's rights of first refusal in accordance with the procedures set forth in this
Section 12.2.

                                  ARTICLE XIII

                              TERMS AND TERMINATION

         13.1 This Agreement shall become effective on the date hereof and shall remain in effect for a period of ten years per Licensed Product starting on the date such Licensed Product becomes available for sale in commercial quantities, unless earlier terminated in accordance with the provisions of this Agreement. Thereafter, this Agreement shall automatically be renewed as to each Licensed Product from year to year unless either party gives notice of termination to the other party at least one hundred and twenty days prior to the expiry of the initial term or of any renewal term.

         13.2 Either party may, by notice in writing to the other party, terminate this Agreement if such other party shall have breached any of its material duties or obligations under this Agreement (other than the obligations of Par to pay to SANO any amount due to SANO hereunder [whether on account of

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

Additional Consideration, the price for the Licensed Products or otherwise] or to provide SANO with the reports or information contemplated in Section 11.2 or
11.3 hereof) and such breach shall remain uncured for at least sixty days after the aggrieved party shall have given notice of the breach to the other party.

         13.3 SANO may, by notice in writing to Par, terminate this Agreement if Par fails to pay to SANO any amount payable by Par to SANO hereunder, whether on account of the Additional Consideration, the purchase price for the Licensed Products, interest or otherwise, as and when the same shall have become due and payable or Par shall have failed to deliver (or caused to be delivered, as the case may be), in timely fashion, the reports or information contemplated in
Section 11.2 or 11.3 hereof, and in either case, such breach shall have continued unremedied for a period of twelve business days after written notice of such breach has been given by SANO to Par; provided that Par shall not have the right to such twelve-day grace period within which to cure such default and SANO shall have the immediate right to terminate the Agreement for such breach if Par shall have previously breached Section 11.2 or 11.3, or failed to remit any sums of at least $10,000.00 to SANO, when due, in the aggregate, one time in the twelve month period immediately preceding the default in question.

         13.4 Either party may terminate this Agreement on thirty days prior written notice to the other party if such party or the other party is legally prohibited from performing its obligations hereunder (other than by reason of a breach of its obligations hereunder) or becomes (or, in the case of Par, its Affiliate becomes) an Ineligible Person (and, where the party purporting to terminate the Agreement is also the party prohibited from performing or it or its Affiliate is the Ineligible Person, it [or its Affiliate, as the case may be] has made diligent good faith best efforts to remove the prohibition or its status as an Ineligible Person) and such prohibition or status as an Ineligible Person shall have continued uninterrupted for a period of 120 days.

         13.5 Either party may terminate this Agreement in respect of a particular Licensed Product (the "Specific Product"), but this Agreement shall continue in respect of any other Licensed Product, on thirty (30) days prior written notice to the other party (which notice must be delivered within 90 days of the expiration of the applicable contract year) if the aggregate Net Sales of the Specific Product made by PRI and its Affiliates for any complete contract year after the second anniversary of the date on which such Specified Product became available for sale shall be less than the amounts stated in or determined pursuant to Section 13.8; provided, however, SANO may not terminate with respect to any Specific Product pursuant to this Section 13.5 without the consent of Par in the event that SANO shall have previously terminated the exclusive nature of the Right pursuant to Section 13.8 and shall be selling, directly or indirectly, such Licensed Product in the United States.

         13.6 Either party may terminate this Agreement in accordance with the provisions of Section 15.1 hereof.

         13.7 Par or SANO shall have the right to terminate this Agreement upon written notice to the other in the event that any one or more of the following events shall become applicable to such other party (herein referred to as the "Party"):

              (a) an order is made or a resolution or other action of such Party is taken for the dissolution, liquidation, winding up or other termination of its corporate existence;

              (b) the Party commits a voluntary act of bankruptcy, becomes insolvent, makes an assignment for the benefit of its creditors or proposes to its creditors a reorganization, arrangement, composition or readjustment of its debts or obligations or otherwise proposes to take advantage of or shelter under any statute in force in the United States for the protection of debtors;

              (c) if any proceeding is taken with respect to a compromise or arrangement, or to have such Party declared bankrupt or to have a receiver appointed in respect of such Party or a substantial portion of its property and such proceeding is instituted by such Party or is not opposed by such Party or if such proceeding is instituted by a Person other than such Party, such Party does not proceed diligently and in good faith to have such proceeding withdrawn forthwith;

              (d) a receiver or a receiver and manager of any of the assets of such Party is appointed and such receiver or receiver and manager is not removed within ninety days of such appointment;

              (e) such Party ceases or takes steps to cease to carry on its business.

SANO shall similarly have the right to terminate this Agreement upon written notice to PRI if any of the foregoing events becomes applicable to any Affiliate of PRI that has been expressly assigned obligations under this Agreement.

        13.8  (a) If

                   (i) in the  twenty-four  (24) month period (such period being herein referred to as the "A Period") beginning on the date (the "A Commencement Date") the first of any shipments of Licensed Product "A" is made available to Par hereunder, the aggregate Net Sales of Licensed Product "A" for such A Period is less than the Product Sales Threshold (as hereinafter defined);

                   (ii) in the twenty-four  (24) month period (such period being herein referred to as the "B Period") beginning on the date (the "B Commencement Date") the first of any shipments of Licensed Product "B" is made available to Par hereunder, the aggregate Net Sales of Licensed Product "B" for such B Period is less than the Product Sales Threshold; or

                   (iii) in any twelve month period commencing on the second and each subsequent anniversary of the A Commencement Date or the B Commencement Date the Net Sales of the relevant Licensed Product sold by Par and its Affiliates in such period is less than the Product Sales Threshold;

and the shortfall in sales cannot be attributable primarily to the fault of SANO, SANO shall have the right to convert Par's Right hereunder from an exclusive to a non-exclusive right to

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distribute  such Licensed  Product upon ninety days prior written notice to Par.
As used herein, as to any Licensed Product, the Product Sales Threshold shall mean an amount reasonably agreed upon by Par and SANO after consideration of relevant market factors and conditions, provided that if Par and SANO shall fail or be unable to agree as to any Licensed Product for any period in question, the Product Sales Threshold for such period and Licensed Product shall be [****].

              (b)  Notwithstanding the exercise by SANO of its right pursuant to
Section 13.8(a) hereof, and the resultant conversion of Par to a non-exclusive distributor hereunder, Par shall have the right to sell the Licensed Products on a non-exclusive basis on the terms and conditions as set forth herein, except as provided otherwise in this Paragraph 13.8, during the balance of the term of the Agreement (subject to earlier termination as herein provided) and SANO shall continue to supply the Licensed Products to Par in accordance with the provisions hereof, provided that the obligation of SANO to use its reasonable best efforts to supply Par with its requirements of the Licensed Products shall take into account Par's requirements as well as the requirements of SANO and any other third party distributor or distributors appointed by SANO to sell the Licensed Products in the United States.

              (c) In the event  that SANO  exercises  its rights  under  Section
13.8(a) and contemporaneously therewith or subsequent thereto enters into an agreement with any Person (herein referred to as a "Third Party Licensee"), authorizing or licensing such Third Party Licensee to sell any of the Licensed Products in the United States on royalty, payment or other cash equivalent or otherwise readily economically measured terms more favorable to the Third Party Licensee (such more favorable terms being herein referred to as the "MFP") then:

                   (i) SANO  shall  promptly  notify Par of such  agreement  and shall describe in the notice both the MFP and any obligations, duties, undertakings or other consideration to be provided by the Third Party Licensee; and

                   (ii) Par shall have  thirty  days from the date of receipt of such notice to notify SANO whether Par desires to have the benefit of the MFP, which can be accepted only if Par shall agree (to the extent not already assumed in this Agreement) to any additional obligations, duties, or undertakings, and to provide any consideration to be provided by the Third Party Licensee.

Par's entitlement to seek the benefit of the MFP shall be conditioned upon and subject to Par assuming and being capable of fully performing all the non-cash obligations assumed by the Third Party Licensee in a manner substantially as valuable to SANO. If Par shall dispute such assessment, Par shall so notify SANO, whereupon the issue shall be deemed to be a dispute between the parties and subject to resolution pursuant to Section 15.2 hereof.

         13.9 Notwithstanding the termination or expiration of this Agreement pursuant to this Article XIII or any other provision of this Agreement, all rights and obligations which were incurred or which matured prior to the effective date of termination or expiration, including accrued Additional Consideration and any cause of action for breach of contract, shall survive termination and be subject to enforcement under the terms of this Agreement. Termination of this Agreement shall not affect any duty of Par or SANO existing prior to the effective date of termination or expiration and which is, whether or not by expressed terms, intended to survive termination. Without limiting the generality of the foregoing, termination shall not affect any duty to keep confidential any Confidential Information (within the meaning of Section 14.4 hereof) disclosed by one party to the other (or its Affiliate) as contemplated in Section 14.4 hereof, but rather such Confidential Information shall be held by the receiving party subject to such restrictions on use and disclosure as provided in the said Section.

         13.10 Upon  termination  of this  Agreement  by Par pursuant to Section
13.2 or 13.7 or pursuant to Section 13.4 as a result of SANO's inability to perform its obligations hereunder or becoming an Ineligible Person or the termination of this Agreement by SANO pursuant to Section 13.5 hereof, SANO shall, at the request of Par, repurchase all Licensed Products then in the possession, custody or control of Par and available for sale (and which have not been adulterated since they were made available for pick up by Par) and all packaging material in the possession, custody or control of Par which were specifically acquired by Par for these Licensed Products and which cannot be used by Par or its Affiliates for any other products sold by any of them, at the price originally paid by Par therefor plus all transportation costs previously incurred (even if not yet paid) by Par payable in cash on delivery by Par to SANO. SANO shall pay all transportation costs associated with shipping the repurchased Licensed Product to SANO or to such other places SANO may require.

         13.11 In the event that this Agreement is terminated pursuant to the provisions of Section 13.4 hereof as a result of a party (herein referred to as the "Prohibited Party") being unable to perform its obligations hereunder as therein contemplated or having become (or its Affiliate having become) an Ineligible Person and within twelve (12) months of the effective date of termination of this Agreement the Prohibited Party is again able to perform its obligations hereunder or has ceased (or its Affiliate has ceased) to be an Ineligible Person, then the Prohibited Party shall, by notice in writing, advise the other party (herein referred to as the "Receiving Party") that it is no longer legally prohibited from performing its duties and obligations hereunder or that it has ceased (or that its Affiliate has ceased) to be an Ineligible Person and the Receiving Party shall have the right, to be exercised by notice in writing given to the Prohibited Party within thirty (30) days of receipt of the aforesaid notice from Prohibited Party, to reinstate this Agreement; provided, however, that if the Prohibited Party is Par then SANO shall have the right to reinstate this Agreement as if a proper notice had been given pursuant to Section 13.8 of this Agreement and Par shall be reinstated on a non-exclusive basis, but only to the extent that such reinstatement will not violate the provisions of any agreement SANO shall have entered into during the period Par was a Prohibited Party.



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                         ASTERISKS DENOTE SUCH OMISSION

         13.12 If SANO terminates this Agreement pursuant to Section 13.2, 13.3 and 13.7 hereof then Par shall not and shall cause its Affiliates not to, for a period of twelve (12) months following the effective date of termination, sell in the United States any Competitive Product.

         13.13 In the event that SANO terminates this Agreement in respect of a Specific Product pursuant to Section 13.5 hereof, SANO shall, at the request of Par, make available to Par within a reasonable period of time of such termination, such number of units of such Specific Product as shall be equal to the net number of units of such Specific Product sold by Par during the entire contract year immediately preceding the year in which this Agreement is so terminated or such lesser number of units of each such Specific Product as Par shall advise SANO in writing within ten business days of such termination. Such Specific Product shall be made available to Par in accordance with the provisions of this Agreement and the provisions of this Agreement shall apply to all such Specific Product as if such Specific Product had been supplied by SANO during the term of this Agreement.

              (a) If SANO has not received an approval of an ANDA for Licensed Product B prior to the later of [****] for Par may terminate this Agreement with respect to Licensed Product B by providing SANO with written notice of such termination and neither party shall have any obligation hereunder with respect to Licensed Product B other than applicable confidentiality provisions and the payment by SANO described in the following sentence. In the event of such termination, SANO shall pay Par the sum of (i) [****] and (ii) the amount paid by Par in respect of Licensed Product B pursuant to Section 7.4 hereof, with half of such sum payable three (3) months after SANO's receipt of notice of such termination and half of such sum payable fifteen (15) months after SANO's receipt of notice of such termination.

              (b) For the purposes of this Section 13.14, the dates on which ANDAs were filed for the respective Licensed Products shall be as set forth on Exhibit A attached hereto.

                                   ARTICLE XIV

               RECALLS, ADMINISTRATIVE MATTERS AND CONFIDENTIALITY

         14.1 Recalls. In the event that it becomes necessary to conduct a recall, market withdrawal or field correction (hereafter collectively referred to as "recall") of any Licensed Product manufactured by SANO and sold by Par or its Affiliates the following provisions shall govern such a recall:

              (a) After consulting with SANO, and on terms and conditions reasonably satisfactory to SANO, Par shall conduct (and shall cause its Affiliate to conduct) the recall and shall have primary responsibility therefore and SANO and Par shall each cooperate with the other in recalling any affected Licensed Product(s). Par covenants and agrees to maintain and to cause its Affiliates to maintain such records of all sales of the Licensed Products made by Par or its Affiliates as are required by the FDA or as are reasonably appropriate for a distributor of pharmaceutical products to maintain so as to enable a recall to be properly completed.

              (b)  Irrespective  of whether the recall is initiated by Par or by
SANO:

                   (i) If it is  later  demonstrated  that  the  reason  for the recall was due primarily to acts or omissions of SANO (or the safety or efficacy of the Licensed Product other than as a result of acts or omissions of Par or its Affiliates), then SANO shall pay or reimburse, as the case may be, all reasonable direct out-of-pocket expenses, including but not limited to reasonable attorney's fees and expenses and credits and recall expenses claimed by and paid to customers, incurred by Par or SANO in connection with performing any such recall, provided that expenses incurred by Par shall be in accordance with the terms and conditions of the recall approved by SANO; or

                   (ii) If it is later determined that the reason for the recall was due primarily to the acts or omissions of Par or its Affiliates, then Par shall pay or reimburse, as the case may be, all direct out-of-pocket expenses, including but not limited to reasonable attorney's fees and expenses and credits and recall expenses claimed by and paid to customers, incurred by Par or SANO in connection with performing any such recall; or

                   (iii) If the  parties  are  unable to agree that the cause of the recall was due primarily to the act or omission of one of the parties (or its Affiliates, as the case may be) within sixty days of the initiation of the recall and have not commenced arbitration proceedings to resolve such dispute within such sixty day period then all direct out-of-pocket costs incurred by Par and SANO, including but not limited to reasonable attorney's fees and expenses and credits and recall expenses claimed by and paid to customers, shall be shared by the parties in proportion to their sharing of Gross Profits in respect of the Licensed Products recalled.

Each of the parties shall use its reasonable best efforts to minimize the expenses of recall which it incurs. It is understood and agreed that the direct out-of-pocket costs and expenses of the recall contemplated in Paragraphs (i),
(ii) and (iii) above shall not include the invoice price charged by PRI or its Affiliates to the customers for the Products recalled, which amount shall be dealt with in accordance with the provisions of Section 9 hereof and shall also not include any excess re-procurement costs (within the meaning of Paragraph
14.3 hereof) and related penalties and assessments, which costs, penalties and assessments shall be an expense of Par except to the extent that it is an expense of SANO pursuant to Section 14.3 hereof (provided that where the provisions of Paragraph (iii) above apply, the excess reprocurement costs and related penalties and assessments incurred pursuant to Approved Contracts [as that term is defined in Section 14.3 hereof] shall be shared by the parties in the proportion in which Gross Profits are shared in respect of the recalled Products sold pursuant to such Approved Contracts).

              (c) All Licensed Products recalled pursuant to this Section 14.1 shall be treated as Licensed Products returned to Par by its customers and the provisions of Section 9 shall apply thereto.

              (d) The party initiating the recall shall inform FDA of the proposed recall; however, nothing contained herein shall preclude either party from informing FDA of any proposed or actual recall by either party should the recalling party fail to inform FDA of that recall within ten (10) days of a written request by the non-recalling party to so inform FDA.

              (e) For greater certainty, in the event of a recall, neither party or its Affiliates shall profit from any out-of-pocket expenses incurred by it in connection with the recall and for which it is reimbursed by the other party and, except where the recall relates directly to an intentional breach of a representation or warranty contained in this Agreement or arises directly out of a willful material breach by a party of any of its duties or obligations hereunder (in each case, as contemplated in Section 10.1 hereof), neither party shall have a claim against the other party for any damages, losses or expenses which it suffers or incurs as a result thereof except to the extent permitted or contemplated in this Section 14.

              (f) Each party shall provide reasonable evidence to the other of the out-of-pocket expenses being claimed by it and the rights of SANO pursuant to Section 11.4 and the rights of Par pursuant to Section 11.8 shall apply thereto.

         14.2 ANDA-Related FDA Correspondence. Each of the parties shall provide the other with a copy of any correspondence or notices received by such party from FDA relating or referring to the Licensed Product(s) within ten (10) days of receipt. Each party shall also provide the other with copies of any responses to any such correspondence or notices within ten (10) days of making the response.

         14.3     Excess Re-procurement Costs.

              (a) In the event that a recall occurs which recall was necessitated primarily by any act or omission of SANO and SANO does not supply Par with replacement Licensed Product on a timely basis or if SANO, in breach of its obligations under this Agreement, fails to make Licensed Product(s) available to Par, SANO shall, in addition to any reimbursement required under
Section 14.1, pay any excess re-procurement costs and/or related penalties or assessments incurred by, or assessed on, Par by a customer of Par pursuant to an Approved Contract (as that term is defined below) due to Par's inability to supply Licensed Product(s) to such customer due to the aforesaid acts, omissions or breaches of SANO.

              (b) SANO shall cooperate with Par with respect to any legal or administrative proceedings that arise pursuant to the Approved Contracts as a result of Par's inability to supply Licensed Product(s) to such customer due to the aforesaid acts, omissions or breaches by SANO. The foregoing shall be without prejudice to any other damages, expense or costs that Par may have suffered in connection with SANO's inability to supply the Licensed Product as aforesaid, subject to the limitations and other provisions set forth in this Agreement.

                  (c) For purposes hereof the term "Approved Contract" shall mean a contract entered into by Par on or after the Execution Date with one of its customers:

                   (i) pursuant to which Par agrees to supply such customer with pharmaceutical products which include the Licensed Products (or any of them), and which provides that if Par fails to supply such customer with the Licensed Product in accordance with specified terms and conditions therein set forth then such customer shall have the right to procure a comparable replacement product for the Licensed Product in substitution for the Licensed Products that Par has failed to supply to such customer in accordance with the provisions of its agreement and to charge back to Par any costs and expenses incurred by such customer to acquire such comparable replacement product in excess of the price which was to have been charged by Par to the customer for the Licensed Products which it failed to provide (such excess costs and expenses being the excess re-procurement costs contemplated in Section 14.1 and in this
              Section 14.3);

                   (ii) which has a term of twelve (12) months or less; and

                   (iii) which provides for the supply of the relevant  Licensed
              Product in an amount not greater than the amount forecast by Par pursuant to Section 6.2 hereof, taking into account all other sales of the Licensed Product in the relevant period; or

                   (iv) where the contract has a term of more than 12 months, or provides for an amount greater than that contemplated by Paragraph
              (iii) above, SANO has approved or has been deemed to have approved such contract in accordance with the provisions of Section 14.3(v) hereof; or

                   (v) if the approval of SANO as contemplated in Paragraph (iv)
              above is requested, Par shall have provided to SANO, in accordance with the provisions of this paragraph, a complete copy of the proposed final agreement between Par and its customer prior to entering into such contract. A copy of any contract to be provided to SANO as contemplated in this Paragraph (v) shall be forwarded to SANO in the manner contemplated in Section 15.4 hereof. SANO shall have a period of ten business days from the date upon which copies of such contract are actually received by it as aforesaid to notify Par in writing that it does not approve of the contract and failing such notice from SANO within such ten business day period SANO shall be deemed to have approved of such contract.

         14.4 Confidentiality.

              (a) The parties agree that, without the prior written consent of the other party (such consent not to be unreasonably withheld) or except as may be required under law or court order, the provisions of the Agreement shall remain confidential and shall not be disclosed to any Person not affiliated with any of the parties.

              (b) Par and SANO hereby agree not to reveal or disclose any Confidential Information (as defined below) to any Person without first obtaining the written consent of the disclosing party, except as may be necessary in regulatory proceedings or litigation. For purposes hereof Confidential Information shall mean all information, in whatever form, which is or was disclosed by one party to another or to an Affiliate of the other prior to or during the term of this Agreement and which relates in any way to the Products or to the business of the disclosing party, including, without limitation information relating to customers and pricing. Confidential Information shall not include information that a party can demonstrate by written evidence:

                   (i) is in the public domain (provided that information in the public domain has not and does not come into the public domain as a result of the disclosure by the receiving party or any of its Affiliates);

                   (ii) is known to the receiving party or any of its Affiliates prior to the disclosure by the other party: or

                   (iii) becomes available to the party on a non-confidential basis from a source other than an Affiliate of that party or the disclosing party and Par covenants and agrees to cause its Affiliates to comply with the provisions of this Section 14.4.

                                   ARTICLE XV

                          GENERAL TERMS AND CONDITIONS

         15.1 Force Majeure Clauses. Neither party shall be considered to be in default in respect of any obligation hereunder, other than the obligation of a party to make payment of amounts due to the other party under or pursuant to this Agreement, if failure of performance shall be due to Force Majeure. If either party is affected by a Force Majeure event, such party shall, within 20 days of its occurrence, give notice to the other party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and not longer duration than is required and the non-performing party shall use its reasonable best efforts to remedy its inability to perform. The obligation to pay money in a timely manner is absolute and shall not be subject to the Force Majeure provisions, except to the extent prohibited by governmental rule or regulations other than rules or regulations incident to bankruptcy or insolvency proceedings of a party. Force Majeure shall mean an unforeseeable or unavoidable cause beyond the control and without the fault or negligence of a party (and, where the party is Par, beyond the control and without the fault or negligence of any of its Affiliates) including, but not limited to, explosion, flood, war

(whether declared or otherwise), accident, labor strike, or other labor disturbance, sabotage, acts of God, newly enacted legislation, newly issued orders or decrees of any Court or of any governmental agency. Notwithstanding anything in this Section to the contrary, the party to whom performance is owed but to whom it is not rendered because of any event of Force Majeure as contemplated in this Section 15.1 shall, after the passage of one hundred and twenty days, have the option to terminate this Agreement on thirty days prior written notice to the other party hereto. For greater certainty, the inability or failure of Par to cause any of its respective Affiliates to comply with any of the provisions of this Agreement expressed o be applicable to its Affiliates or which require such party to cause the Affiliate to do or not to do something shall not be considered Force Majeure unless the Affiliate in question is unable to comply by reason of unforeseeable or unavoidable causes beyond the control and without the fault or negligence of such Affiliate.

         15.2 Arbitration. All disputes arising out of, or in relation to, this Agreement (other than disputes arising out of any claim by a third party in an action commenced against a party), shall be referred for decision forthwith to a senior executive of each party not involved in the dispute. If no agreement can be reached through this process within thirty days of request by one party to the other to nominate a senior executive for dispute resolution, then either party hereto shall be entitled to refer such dispute to a single arbitrator for arbitration under Florida law, such arbitration to be held in Miami, Florida on an expedited basis in accordance with the rules and regulations of the American Arbitration Association. Any party demanding arbitration shall with service of its demand for arbitration propose a neutral arbitrator selected by it. In the event that the parties cannot agree upon a neutral arbitrator within thirty (30) days after the demand for arbitration, an arbitrator shall be appointed by the American Arbitration Association who shall be a partner in a Miami, Florida law firm having at least ten (10) partners.

         15.3 Assignment. This Agreement may not be assigned nor can the performance of any duties hereunder be delegated by Par or by SANO without the prior written consent of the other parties, which consent shall not be unreasonably withheld; provided that any such assignment shall not relieve the assignor from any of its obligations hereunder or under any other document or agreement delivered by such party pursuant to, or delivered (or acknowledged to have been delivered) contemporaneously with or in connection with the execution of, this Agreement, which shall continue to be binding upon such party notwithstanding such assignment. Notwithstanding the foregoing, Par may delegate from time to time some of its duties hereunder to any of its Affiliates provided that, prior to any such delegation, it gives written notice thereof to SANO (indicating the duties being so delegated and the duration of such delegation); provided that no such delegation shall relieve Par from any of its obligations hereunder in respect of the duties being delegated or otherwise.


        15.4 Notices. Any notice required or permitted to be given under this Agreement shall be sufficiently given if in writing and delivered by registered or certified mail (return receipt requested), facsimile (with confirmation of transmittal), overnight courier (with confirmation of delivery), or hand delivery to the appropriate party at the address set forth below, or to such other address as such party may from time to time specify for that purpose in a notice similarly given:

       If to SANO:

         SANO Corporation
         3250 Commerce Parkway
         Miramar, Florida 33025
         Attn: President
         Fax: (954) 430-3390

       with a copy to (other than regularly prepared notices, reports, etc. required to be delivered hereunder):

         Greenberg, Traurig, Hoffman,
         Lipoff, Rosen & Quentel, P.A.
         1221 Brickell Avenue
         Miami, Florida 33131
         Attn: Gary Epstein, Esq.
         Fax: 305-579-0717

       If to PRI

         c/o PRI Distributors, Ltd.
         One Ram Ridge Road
         Spring Valley, NY 10977
         Attn: President
         Fax: 914-425-7922

       with a copy to (other than regularly prepared notices, reports, etc. required to be delivered hereunder):

         Hertzog, Calamari & Gleason
         100 Park Avenue
         New York, New York 10017
         Attn:    Stephen A. Ollendorff, Esq. and
         Stephen R. Connoni, Esq.
         Fax: (212) 213-1199

Any such notice shall be effective (i) if sent by mail, as aforesaid, five business days after mailing, (ii) if sent by facsimile, as aforesaid, when sent, and (iii) if sent by courier or hand delivered, as aforesaid, when received. Provided that if any such notice shall have been sent by mail and if on the date of mailing thereof or during the period prior to the expiry of the third business day following the date of mailing there shall be a general postal disruption (whether as a result of rotating strikes or otherwise) in the United

States then such notice shall not become effective until the fifth business day following the date of resumption of normal mail service.

         15.5     Governing Law and Consent to Jurisdiction.

              (a) Except as otherwise provided herein, this Agreement shall be deemed to have been made under, and shall be governed by, the laws of the State of Florida in all respects including matters of construction, validity and performance, but without giving effect to Florida's choice of law provisions.

              (b) In connection with any action commenced hereunder, each of the undersigned consent to the exclusive jurisdiction of the state and federal courts located in Miami, Florida. Notwithstanding the foregoing, each party also agrees to the jurisdiction of any court which a third party claim has been brought.

         15.6 Binding Agreement. This Agreement shall be binding upon the parties hereto, and their respective successors and permitted assigns.

         15.7 Entire Agreement. This Agreement and all other documents and instruments delivered by any of the parties or their Affiliates pursuant hereto or in connection with the execution and delivery of this Agreement contain the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersedes all negotiations, prior discussions and agreements relating to the Licensed Products or the Right. This Agreement may not be amended or modified except by a written instrument signed by all of the parties hereto.

         15.8 Headings. The headings to the various articles and paragraphs of this Agreement have been inserted for convenience only and shall not affect the meaning of the language contained in this Agreement.

         15.9 Waiver. The waiver by any party of any breach by another party of any term or condition of this Agreement shall not constitute a waiver of any subsequent breach or nullify the effectiveness of that term or condition.

         15.10 Counterparts. This Agreement may be executed in identical duplicate copies. The parties agree to execute at least two identical original copies of the Agreement. Each identical counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15.11 Severability of Provisions. If, for any reason whatsoever, any term, covenant or condition of this Agreement or of any other document or instrument executed and delivered by either Par or SANO pursuant hereto or in connection with the completion of the transaction contemplated herein, or the application thereof to any party or circumstance is to any extent held or rendered invalid, unenforceable or illegal, then such term, covenant or condition:

                   (i) is  deemed to be  independent  of the  remainder  of such document and to be severable and divisible therefrom and its validity, unenforceability or illegality does not affect, impair or invalidate the remainder of such document or any part thereof; and

                   (ii) continue to be applicable and enforceable to the fullest extent permitted by law against any party and circumstances other than those as to which it has been held or rendered invalid, unenforceable or illegal.

         15.12 Publicity. Neither party shall issue any press release or other public statement regarding, or disclosing the existence of, this Agreement without the prior written consent of the other party; provided, however, that neither party shall be prevented from complying with any disclosure obligation it may have under applicable law. The parties shall use their best efforts to agree on the form and content of any such public statement.

                                   ARTICLE XVI

                                GUARANTEE OF PRI

         16.1 Guarantee. PRI does hereby unconditionally guarantee to SANO the full and prompt payment and performance by Par of all of the obligations of every nature whatsoever to be performed by Par under this Agreement (the "Guaranteed Obligations") as and when required to be paid or performed under this Agreement. The guarantee set forth in the preceding sentence (this "Guarantee") is an absolute, unconditional and continuing guarantee of the full and punctual payment and performance of the Guaranteed Obligations and is in no way conditioned upon any requirement that SANO first attempt to enforce any of the Guaranteed Obligations against Par, any other guarantor of the Guaranteed Obligations or any other Person or resort to any other means of obtaining performance of any of the Guaranteed Obligations. This Guarantee shall continue in full force and effect until Par shall have satisfactorily performed or fully discharged all of the Guaranteed Obligations. No performance or payment made by Par, PRI, any other guarantor or any other Person, or received or collected by SANO from Par, PRI, any other guarantor or any other Person in performance of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce (except to the extent that any such performance or payment shall reduce the Guaranteed Obligations), release or otherwise affect the liability of PRI under this Guarantee which shall, notwithstanding any such payment or performance other than those made by PRI in respect of the Guaranteed Obligations or those received or collected from PRI in respect of the Guaranteed Obligations, remain liable for the amount of the Guaranteed Obligations, until the Guaranteed Obligations are paid and performed in full.

         16.2 No Subrogation. Notwithstanding any payment or performance by PRI, PRI shall not be entitled to be subrogated to any of the rights of SANO or any other guarantor or any collateral security held by SANO against Par or any other guarantor or any collateral security for the payment of the Guaranteed Obligations, nor shall PRI seek or be entitled to seek any contribution or reimbursement from Par or any other guarantor in respect of payments made by PRI under this Guarantee. PRI HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS AND CLAIMS WHICH PRI MAY NOW HAVE OR HEREAFTER ACQUIRE TO BE SUBROGATED TO ANY SUCH RIGHTS OF SANO AND TO SEEK OR BE ENTITLED TO SEEK ANY SUCH CONTRIBUTION OR REIMBURSEMENT FROM Par OR ANY OTHER GUARANTOR. THE

OBLIGATIONS OF AND WAIVERS BY PRI SET FORTH IN THIS SECTION 16.2 SHALL SURVIVE THE TERMINATION OF THIS GUARANTEE AND THE PAYMENT, PERFORMANCE AND SATISFACTION IN FULL OF ALL OF THE GUARANTEED OBLIGATIONS.

         16.3 Amendments, etc. with Respect to Guaranteed Obligations; Waiver of Rights. PRI shall remain obligated under this Guarantee notwithstanding that, without any reservation of rights against PRI and without notice to or further assent by PRI, any demand for payment or performance of any of the Guaranteed Obligations made by SANO may be rescinded by SANO and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security (or guarantee therefor may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by SANO and this Agreement, any collateral security document or other guarantee or document in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, as SANO may deem advisable from time to time, and any collateral security or guarantee at any time held by SANO for the payment or performance of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. SANO shall not have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Guaranteed Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against PRI, SANO may, but shall be under no obligation to, make a similar demand on Par or any other guarantor, and any failure by SANO to make any such demand or to collect any payments from Par or any such other guarantor or any release of Par or such other guarantor shall not relieve PRI of its obligations or liabilities under this Guarantee, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of SANO against PRI.

         16.4 Extent of Liability and Waivers. PRI understands and agrees that the obligation of guarantee of PRI pursuant to Section 16.1 are intended to render PRI liable hereunder in each instance where Par would be liable under this Agreement, and no more, and except that the obligations of PRI hereunder shall not be discharged by any bankruptcy or similar proceeding which may discharge Par herefrom. Accordingly, PRI acknowledges that it will not assert, and hereby waives to the fullest extent permitted by law, any rights to avoid performance hereunder available to it as guarantor which are not also available to Par. PRI waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by SANO upon this Guarantee or acceptance of this Guarantee; the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between Par or PRI, on the one hand, and SANO on the other, pursuant to this Agreement shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. PRI waives diligence, presentment, protest, demand for payment and notice of default or nonpayment or nonperformance to or upon Par or any other guarantors with respect to the Guaranteed Obligations. When pursuing its rights and remedies hereunder against PRI, SANO may, but shall be under no obligation to, pursue such rights and remedies as it may have against Par or any other Person or against any collateral security or guarantee for the Guaranteed Obligations, and any failure by PRI to pursue such other rights or remedies or to collect any payments from Par or any such other Person or to realize upon any such collateral security or guarantee, or any release of Par or any such other Person or any such collateral security or guarantee, shall not relieve PRI of any liability hereunder and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of SANO against PRI. This Guarantee shall remain in full force and effect and be binding upon PRI and its successors and assigns and shall inure to the benefit of SANO and its successors and assigns, until all the Guaranteed Obligations shall have been satisfied by payment and performance in full.

         16.5 Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment or performance, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by SANO upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Par or PRI, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Par or PRI, or any substantial part of its or their property, or otherwise, all as though such payments had not been made.

         16.6 No Waiver; Cumulative Remedies. SANO shall not by any act (except by a written instrument pursuant to Section 15.7), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any breach of any of the terms and conditions of this Agreement. No failure to exercise, nor any delay in exercising, on the part of SANO, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by SANO of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the SANO would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

         16.7 Affiliates. To the extent that Par or PRI is obligated hereunder to cause its Affiliates to do or refrain from doing anything, PRI will do all things that it may lawfully and reasonably do to cause such Affiliate to comply.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Execution Date.

                                SANO CORPORATION

                                By: /s/Reginald Hardy
                                   -----------------------------------
                                         (Signature)
                                Name: Reginald Hardy
                                Title: President


                                PHARMACEUTICAL RESOURCES, INC.

                                By: /s/Kenneth I. Sawyer
                                   -----------------------------------
                                         (Signature)
                                Name:   Kenneth I. Sawyer
                                Title:President and Chief Executive Officer


                                PAR PHARMACEUTICAL, INC.


                                By: /s/Kenneth I. Sawyer
                                   -----------------------------------
                                        (Signature)
                                Name:  Kenneth I. Sawyer
                                Title:President and Chief Executive Officer

         CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

                                    EXHIBIT A


                                LICENSED PRODUCTS

Product A                                               Sano          FDA
Drug Name                                ANDA#        Filing Date  Accepted Date

Nitroglycerin Transdermal System         [****]        [****]        [****]
[****]*
Nitroglycerin Transdermal System         [****]        [****]        [****]
[****]*
Nitroglycerin Transdermal System         [****]        [****]        [****]
[****]*
Nitroglycerin Transdermal System         [****]        [****]        [****]
[****]*
Nitroglycerin Transdermal System         [****]        [****]        [****]
[****]*
Nitroglycerin Transdermal System         [****]        [****]        [****]
[****]*
*Generically equivalent to such strengths in Nitro Dur(R).

Product B                                         Sano              FDA
Drug Name                         ANDA#         Filing Date     Accepted Date

Nicotine Transdermal System       74-645        03/09/95          04/06/95
7 mg/day*
Nicotine Transdermal System       74-611        01/20/95          04/06/95
14 mg/day*
Nicotine Transdermal System       74-612        01/20/95          04/06/95
21 mg/day*
*Generically equivalent to such strengths in Habitrol(R).

         CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

                                    EXHIBIT B

         As used herein, the term "Net Sales" shall mean the gross amount invoiced for sales of Licensed Product(s) made by PRI or its Affiliates to independent third parties, reduced by the following to the extent that they are properly allocable to the quantity of Licensed Product(s) so sold: all trade, quantity and cash discounts allowed; credits or allowances actually granted on account of rejections; returns, billing errors and retroactive price reductions (including, without limitation, shelf stock adjustments); credits, rebates, chargeback rebates, fees, reimbursements or similar payments granted or given to wholesalers and other distributors, buying groups, health care insurance carriers, governmental agencies and other institutions in respect of the purchase price; freight, transportation, insurance or other delivery charges; and all taxes (except income taxes), tariffs, duties and other similar governmental charges paid by the seller on sales of the Licensed Product(s) and not reimbursed by the purchaser. "Gross Profit" shall mean (i) with respect to Product A, the difference between Net Sales for any amount of Product A and the price paid to SANO pursuant to Section 7.2 hereof with a good faith effort by SANO to reduce costs and (ii) with respect to Product B, the difference between Net Sales for any amount of Product B and the lesser of (a) the price paid to SANO pursuant to Section 7.2 hereof with a good faith effort by SANO to reduce the costs thereof or (b) [****] per transdermal patch.

         Product A. During the term of the Agreement, the Additional Consideration payable to SANO with respect to Product A shall be [****] of Gross Profit. Payment of Additional Consideration is to be made in respect of the third preceding month, as set forth in Section 11.1.

         The following illustrates payments to SANO under the foregoing formula, assuming that sales of Product A commenced in January 1998:

          JAN.    FEB.    MARCH    APRIL    MAY    JUNE    JULY   AUGUST    SEPT.   OCT.    NOV.    DEC.
          1998    1998    1998     1998     1998   1998    1998    1998     1998    1998    1998    1998

NET SALES [****]  [****]  [****]  [****]   [****]  [****]  [****] [****]   [****]

PRICE TO
  PRI     [****]  [****]  [****]  [****]   [****]  [****]  [****] [****]   [****]
          ------  ------  ------  ------   ------  ------  ------ ------   ------
GROSS
PROFIT    [****]  [****]  [****]  [****]   [****]  [****]  [****] [****]   [****]
          ------  ------  ------  ------   ------  ------  ------ ------   ------  ------  ------  ------

PAYMENT
TO SANO   [****]  [****]  [****]  [****]   [****]  [****]  [****] [****]   [****]  [****]  [****]  [****]
          ------  ------  ------  ------   ------  ------  ------ ------   ------  ------  ------  ------

RETAINED
BY Par    [****]  [****]  [****]  [****]   [****]  [****]  [****] [****]   [****]  [****]  [****]  [****]
          ------  ------  ------  ------   ------  ------  ------ ------   ------  ------  ------  ------

                                       41

         CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION



         Product B. During the term of the Agreement, the Additional Consideration payable to SANO with respect to Product B shall be[****] of all Gross Profit commencing retroactively to January 1, 1998. Payment of Additional Consideration is to be made in respect of the third preceding month, as set forth in Section 11.1. The following illustrates payments to SANO under the foregoing formula, assuming that sales of Product B commenced in January 1998:

          JAN.    FEB.    MARCH    APRIL    MAY    JUNE    JULY   AUGUST    SEPT.   OCT.    NOV.    DEC.
          1998    1998    1998     1998     1998   1998    1998    1998     1998    1998    1998    1998

NET SALES [****]  [****]  [****]  [****]   [****]  [****]  [****] [****]   [****]

PRICE TO
  PRI     [****]  [****]  [****]  [****]   [****]  [****]  [****] [****]   [****]
          ------  ------  ------  ------   ------  ------  ------ ------   ------
GROSS
PROFIT    [****]  [****]  [****]  [****]   [****]  [****]  [****] [****]   [****]
          ------  ------  ------  ------   ------  ------  ------ ------   ------  ------  ------  ------

PAYMENT
TO SANO   [****]  [****]  [****]  [****]   [****]  [****]  [****] [****]   [****]  [****]  [****]  [****]
          ------  ------  ------  ------   ------  ------  ------ ------   ------  ------  ------  ------

RETAINED
BY Par    [****]  [****]  [****]  [****]   [****]  [****]  [****] [****]   [****]  [****]  [****]  [****]
          ------  ------  ------  ------   ------  ------  ------ ------   ------  ------  ------  ------


                                    EXHIBIT C

                              [SALES SUMMARY FORM]





                                       43